Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of VanEck CLO Opportunities Fund of our report dated March 11, 2026, relating to the financial statements of VanEck CLO Opportunities Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm", in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
March 11, 2026